SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

CYBER APPS WORLD INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-50693	90-0314205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 N. Nellis Blvd., Suite A3-146, Las Vegas, Nevada 89110

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (702) 425-4289

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 Entry Into a Material Definitive Agreement

On April 8, 2019, we entered into an agreement with Real-Time Save Online Inc. (“Real-Time”), a private Wyoming company, whereby we will acquire a 100% undivided interest in and to a website located at www.savinstultra.com (the “Website”), including, without limitation, the website domain, content, data, and all incorporated technology. The Website consists of a search engine that users access in order to compare the prices of different consumer products.

In consideration of Real-Time selling the Website to us, including, without limitation, the domain name www.savinstultra.com; the current website front-end and back-end content; all data related to the Website; all related intellectual property rights, logos, customer lists and agreements, email lists, passwords, and usernames and trade names; and all incorporated technology, together with all Website trade secrets, we will issue 11,500,000 shares of our common stock at a deemed price of $0.12 to Real-Time Save Online Inc. at closing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyber Apps World Inc.

Date: April 11, 2019	By:	/s/ Liudmilla Voinarovska

Liudmilla Voinarovska, President